EXHIBIT 99.1

ICU Medical, Inc. Expands Its Relationship With MedAssets Supply Chain Systems

        MedAssets to Begin Offering New ICU Oncology Products

  Agreement Extended An Additional 3 Years On Existing Product Offerings

SAN CLEMENTE, Calif., June 19, 2008 (PRIME NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced that it has extended its current agreement for Clave IV Sets and expanded the product offering to include its Safe Handling oncology product line with MedAssets Supply Chain Systems, a MedAssets company, (Nasdaq:MDAS). MedAssets Supply Chain Systems is one of the nation's largest group purchasing organizations, providing innovative solutions for healthcare providers to improve their margins and cash flow. This expanded agreement will continue to offer MedAssets's customers ICU's products which provide better patient outcomes and cost reduction as well as cost avoidance.

Under the terms of the amended agreement, MedAssets will continue to co-market ICU Medical's market leading CLAVE and MicroClave Needleless IV systems along with Specialty custom sets for a minimum of three additional years, through September 31, 2011. The two companies will also collaborate on customized programs designed to bring significant value to MedAssets customers.

Rich Costello, ICU Medical's Vice President of Sales, stated, "We look forward to continuing to grow our relationship with MedAssets and believe this expanded agreement will create additional opportunities for growth and validates the growing need for our products throughout the MedAssets customer base."

Additionally, MedAssets will begin offering ICU's new full line of safe handling oncology products featuring the Spiros & Genie to its extensive network of oncology service customers. These products are designed to provide safety for both the healthcare professional and the patient by reducing exposure to hazardous drugs and by reducing blood stream infections which are costing the healthcare industry billions of dollars a year.

"ICU Medical has been a long-standing contracted vendor with MedAssets and we are very pleased with the value they offer our customers," said Mark Miriani, President of MedAssets Supply Chain Systems. "We continually strive to offer our customers products that will provide the best patient and healthcare employee safety and quality of care in addition to superior cost savings, and ICU Medical helps achieve this goal. We are very excited about introducing additional ICU Medical products to our customers and look forward to a long-term and mutually beneficial relationship."

Prior to expanding the agreement with MedAssets Supply Chain Systems, ICU Medical underwent MedAssets's rigorous nine-step contract selection process, including thorough review by its research team and the MedAssets Contracting Advisory Team, to determine that ICU Medical's new and existing products met the needs of its customers.

About MedAssets

MedAssets (Nasdaq:MDAS) partners with healthcare providers to improve their financial strength by implementing integrated spend management and revenue cycle solutions that help control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 125 health systems, 3,300 hospitals and 30,000 non-acute care healthcare providers. For more information, visit www.medassets.com.

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) is a leader in the development, manufacture and sale of proprietary, disposable medical connection systems for use in vascular therapy applications. Our devices are designed to protect patients from catheter related bloodstream infections and healthcare workers from exposure to infectious diseases through accidental needle sticks. We are also a leader in the production of custom I.V. systems and we incorporate our proprietary products into many of those custom I.V. systems. For more information, visit www.icumed.com.

The foregoing statement concerning Management's expectation with respect to future results is a forward-looking statement based upon the best information currently available to Management and assumptions Management believes are reasonable, but Management does not intend the statement to be a representation as to future results. Future results are subject to risks and uncertainties, including the risk factors described in the Company's filings with the Securities and Exchange Commission, which include those in the Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarter ended March 31, 2008. Actual results in the future may differ materially from Management's current expectations.

CONTACT:  ICU Medical, Inc.
          Scott Lamb, Chief Financial Officer
          (949) 366-2183

          ICR, Inc.
          John F. Mills, Senior Managing Director
          (310) 954-1100